UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 24, 2012, Colfax Corporation ("Colfax") entered into registration rights agreements (the “Registration Rights Agreements”) with each of BDT CF Acquisition Vehicle LLC (the "BDT Investor"), Mitchell P. Rales, Steven M. Rales and Markel Corporation (collectively, the "Investors") in connection with completion of the issuance and sale of (i) 14,756,945 shares of Colfax common stock and 13,877,552 shares of newly created Series A preferred stock to the BDT Investor, (ii) 2,170,139 shares of Colfax common stock to Mitchell P. Rales, (iii) 2,170,139 shares of Colfax common stock to Steven M. Rales and (iv) 1,085,070 shares of Colfax common stock to Markel Corporation, for aggregate consideration of $805 million on that date (the "Investments"). Pursuant to the Registration Rights Agreements, Colfax has agreed to file a registration statement covering the resale of the Colfax common stock issued to the Investors, and the Colfax common stock to be issued upon conversion of the Series A preferred stock issued to the BDT Investor, and the Investors will have demand registration rights and piggyback registration rights under certain circumstances.

The foregoing description of the Registration Right Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Items 1.01 and 3.03, which are incorporated by reference in response to this Item 3.02.

The issuance and sale of the securities to the Investors was in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for the private placement of securities pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Investments do not involve a public offering, each of the Investors is an “accredited investor” and/or qualified institutional buyer and the Investors had access to information about Colfax and its investment.

On January 24, 2012, Colfax also completed the issuance of 20,735,493 shares of common stock as part consideration to the former shareholders of Charter International plc ("Charter") for the acquisition of the entire issued share capital of Charter by Colfax's wholly-owned subsidiary, Colfax UK Holdings Ltd.  The acquisition was completed on January 13, 2012 by way of a court-sanctioned scheme of arrangement (the "Scheme") under Article 125 of the Companies (Jersey) Law 1991.  Under the terms of the Scheme, Charter shareholders received 730 pence in cash and 0.1241 newly-issued shares of Colfax common stock in exchange for each share of Charter's ordinary stock. The shares of common stock issued as part consideration for the Scheme were issued in reliance on the exemption from registration  pursuant to Section 3(a)(10) of the Securities Act. Section 3(a)(10) exempts securities issued in exchange for property interests from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance at which all persons to whom the securities will be issued have the right to appear.

Item 3.03 Material Modification to Rights of Security Holders.

On January 24, 2012, in connection with the completion of the Investments, Colfax filed an Amended and Restated Certificate of Incorporation and Certificate of Designations of Series A Perpetual Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of the State of Delaware.

Colfax's Amended and Restated Certificate of Incorporation grants certain rights to the BDT Investor, including consent rights over certain corporate actions (including the election of anyone other than Mitchell P. Rales as Chairman of Colfax's board) for so long as the BDT Investor beneficially owns at least 50% of the Series A preferred stock and the right to appoint up to two members of Colfax's Board of Directors depending on its beneficial ownership of Colfax securities from time to time.  The BDT Investor will have the right to exclusively nominate for election to Colfax's Board of Directors and certain of its committees (i) 2 of 11 directors for so long as the BDT Investor and certain permitted transferees beneficially own, in the aggregate, more than 20% of Colfax's outstanding common stock and (ii) 1 of 10 directors for so long as the BDT Investor and certain permitted transferees beneficially own, in the aggregate, equal to or less than 20% but more than 10% of Colfax's outstanding common stock; in each case calculated in accordance with the Amended and

Restated Certificate of Incorporation and subject to applicable law and New York Stock Exchange Listed Company Manual rules.

The Certificate of Designations sets forth the terms of a newly created class of preferred stock, designated as the Series A Perpetual Convertible preferred stock, par value $0.001, consisting of 13,877,552 shares.  All 13,877,552 shares of the Series A preferred stock were issued to the BDT Investor on January 24, 2012. The Series A preferred stock is convertible into shares of common stock and carries certain preferred voting, dividend, liquidation, pre-emptive and other rights. The Certificate of Designations provides that holders of the Series A preferred stock are entitled to receive cumulative cash preferred dividends, payable quarterly, at a per annum rate of 6% of the liquidation preference (defined as $24.50, the “Liquidation Preference”), provided that the dividend rate shall be increased to a per annum rate of 8% if Colfax fails to pay the full amount of any dividend required to be paid on such shares until the date that full payment is made. The initial conversion price of the Series A preferred stock is $27.93, which is subject to adjustment in customary circumstances. At the initial conversion price, the 13,877,552 shares of Series A preferred stock issued to the BDT Investor are convertible into 12,173,291 shares of common stock. The Series A preferred stock entitles it holder to vote on an as-converted basis on all matters submitted to the holders of the common stock, voting together as a single class.

The Series A preferred stock is convertible, in whole or in part, at the option of the holders thereof at any time into shares of Colfax common stock at a conversion rate determined by dividing the Liquidation Preference by a number equal to 114% of the Liquidation Preference, subject to adjustment as set forth in the form of Certificate of Designations. The Series A preferred stock is also convertible, in whole or in part, at the option of Colfax on or after the third anniversary of January 24, 2012 into shares of common stock at a conversion rate determined as set forth above if, among other things:

•
for the preceding thirty trading days, the closing price of Colfax's common stock on the New York Stock Exchange exceeds 133% of the applicable conversion price, calculated by dividing the liquidation preference by the then-applicable conversion rate; and

•	the corporation has declared and paid or set apart for payment all accrued but unpaid dividends on the Series A preferred stock.

In the event of conversion of only part of the outstanding shares of the Series A preferred stock, the shares to be redeemed shall be selected pro rata.

The foregoing description of the Amended and Restated Certificate of Incorporation and Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to full text of the  Amended and Restated Certificate of Incorporation and Certificate of Designations, which are attached hereto as Exhibits 3.01 and 3.02 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

3.01	Amended and Restated Certificate of Incorporation filed on January 24, 2012.
3.02	Certificate of Designations of Series A Perpetual Convertible Preferred Stock filed on January 24, 2012.
10.1	Registration Rights Agreement, dated January 24, 2012, between BDT CF Acquisition Vehicle, LLC and Colfax Corporation.
10.2	Registration Rights Agreement, dated January 24, 2012, between Mitchell P. Rales and Colfax Corporation.
10.3	Registration Rights Agreement, dated January 24, 2012, between Steven M. Rales and Colfax Corporation.
10.4	Registration Rights Agreement, dated January 24, 2012, between Markel Corporation and Colfax Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: January 30, 2012	By:	/s/ C. Scott Brannan
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

3.01	Amended and Restated Certificate of Incorporation filed on January 24, 2012.
3.02	Certificate of Designations of Series A Perpetual Convertible Preferred Stock filed on January 24, 2012.
10.1	Registration Rights Agreement, dated January 24, 2012, between BDT CF Acquisition Vehicle, LLC and Colfax Corporation.
10.2	Registration Rights Agreement, dated January 24, 2012, between Mitchell P. Rales and Colfax Corporation.
10.3	Registration Rights Agreement, dated January 24, 2012, between Steven M. Rales and Colfax Corporation.
10.4	Registration Rights Agreement, dated January 24, 2012, between Markel Corporation and Colfax Corporation.